UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2013

Commission File Number: 333- 152535

China Electronics Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	98- 0550385
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

Building 3, Binhe District, Longhe East Road, Lu’an City, Anhui Province, PRC 237000
(Address of principal executive offices)

011-86-564-3224888
(Registrant’s telephone number, including area code)

Buyonate, Inc
# 803-5348 Vegas Drive, Las Vegas, NV 89108
(Former name, former address and former fiscal year, if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets

On June 29, 2013, China Electronics Holdings, Inc. (the “Company”), through its indirectly wholly owned subsidiary Lu’an Guoying Electronic Sales Co., Ltd., a wholly foreign enterprise under the laws of the People’s Republic of China (“Guoying”), executed a share transfer agreement (the “Transfer Agreement”) with Mr. Li Xiaoyu (“Buyer of Opto-Electronics”) to sell its 99% ownership interest in its subsidiary Lu’an Guoying Opto-Electronics Technology Co., Ltd. (“Opto-Electronics”) for a  total consideration of $962,224 (RMB 5,940,000). The Company has accounted for the disposition of the assets of discontinued operation in accordance with SFAS 144 (“FASB ASC 360”), “Accounting for the Impairment or Disposal of Long-Lived Assets”. No gain or loss was recognized for this disposal in the Company’s consolidated statements of operation and comprehensive income for the nine months ended September 30, 2013.

The following tabulation summarizes the operation results of Opto-Electronics for the period ended June 29, 2013, which was also accounted as loss from discontinued operations, net of tax in the consolidated statements of operation and comprehensive income.

Period Ended
June 29, 2013
Revenue	$-
Cost of revenue	-
Gross profit	-

Operating expenses	-
Operating income	-

Other expense	(8)
Earnings before tax	(8)

Provision for income tax	-

Net income	$(8)

On July 28, 2013, the Company through its indirectly wholly owned subsidiary Guoying executed an assets sales agreement (the “Sales Agreement”) with Opto-Electronics. Pursuant to the Sales Agreement, Opto-Electronics agreed to purchase the Company’s assets associated with the logistics and transportation centers for a total consideration of $3,239,810 (RMB 20,000,000). The purchase price is payable in three installments as follows: a) $809,952 (RMB 5,000,000) is payable by December 31, 2013; b) $1,619,906 (RMB 10,000,000) is payable by December 31, 2014; and c) $809,952 (RMB 5,000,000) is payable by December 31, 2015. In the event that Opto-Electronics does not make the payments when due, Opto-Electronics will be penalized at a monthly rate of 0.02% of the outstanding balance.

The land use rights related to the Sales Agreement were acquired through Pingqiao Industrial Park in Lu’an City and were re-appraised by an independent appraisal firm Lu’an Shiji Land Price Evaluation Consultative Co., Ltd. on April 24, 2013. The appraisal firm concluded the fair value of the 38,449 square meters portion of the land that the Company has received a land use rights certificate issued by Yu’an people’s government on April 16, 2012 with a term of 50 years until 2062 was $1,774,722 (RMB 11,073,378). Pursuant to the Sales Agreement, Opto-Electronics will carry a contractual obligation to negotiate with the Yu’an government for purchase price to be paid to the Company to obtain the land use rights certificate of the remaining 126, 534 square meters of Pingqiao land.

In accordance with SFAS No. 144 (ASC 360-10), “Accounting for the Impairment or Disposal of Long-lived Assets” (“SFAS 144”), the Company classified its logistics and transportation center which was still under construction as a component of discontinued operation. Accordingly, the assets associated with the logistics and transportation centers have been classified as long-term assets held for sale in the consolidated balance sheets as of June 30, 2013. The long-term assets held for sale includes: a) construction in progress, b) advance for construction of property and equipment, and c) land use rights the Company acquired through Pingqiao Industrial Park in Lu’an City.

The Company has assessed its long-term assets held for sale and determined that write-down was necessary because the sales price of the long-term assets held for sale was significantly less than its carrying value. Therefore, as of June 30, 2013, the Company has written down the long-term assets held for sale to $3,239,810 (RMB 20,000,000), the same value as sales price in the consolidated balance sheets and has recorded $30,511,118 impairment loss in the consolidated statements of operations and comprehensive income for the six months ended June 30, 2013. As of September 30, 2013, the Company has classified the long-term assets held for sale as receivable from Buyer of Opto-Electronics because the assets associated with the logistics and transportation centers has been disposed on July 28, 2013.

The following tabulation presents the calculation of the difference between the sales price and the carrying value of the long-term assets held for sale:

At
September 30,
2013
Land use rights	$15,173,948
Construction in progress	8,228,650
Advance for construction of plant and equipment	10,496,935
33,899,533
Less: sales price	(3,259,240)

Impairment loss	(30,640,293)

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1
Share Transfer Agreement of Opto-Electronics between  Lu’an Guoying Electronics Sales Co., Ltd and   Mr. Li Xiao Yu dated June 29, 2013(incorporated herein by reference to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2013 filed on December 6, 2013).

2.2
Asset Sales Agreement of Pingqiao Land Use Right and Logistics Centers between Lu’an Guoying Electronics Sales Co., Ltd and  Lu’an Guoying Opto-Electronics Technology Co., Ltd dated July 28, 2013(incorporated herein by reference to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2013 filed on December 6, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 21, 2014	China Electronics Holdings, Inc.

	By:	/s/ Hailong Liu
Hailong Liu
Chief Executive Officer